Exhibit 3.247

OFFICE OF THE SECRETARY OF STATE

CERTIFICATE OF MERGER

The undersigned, as Secretary of State of Texas, hereby certifies that a filing instrument merging

MJM DESIGNER SHOES OF NORTH MESA, INC.

Domestic For-Profit Corporation

[File Number: 800035525]

Into

MJM Designer Shoes of Texas, Inc.

Domestic For-Profit corporation

[File Number: 800035521]

Has been received in this office and has been found to conform to law.

Accordingly, the undersigned, as Secretary of State, and by the virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing the acceptance and filing of the merger on the date shown below.

Dated: 03/22/2006

Effective: 0402/2006 12:01 am

/s/ Roger Williams
Secretary of State

ARTICLES OF MERGER

OF

MJM DESIGNER SHOES OF NORTH MESA, INC.

AND

MJM DESIGNER SHOES OF TEXAS, INC.

To the Secretary of State

Filed on March 22, 2006

State of Texas

Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the domestic corporations herein named do hereby adopt the following articles of merger:

1. The names of the constituent corporations are MJM Designer Shoes of North Mesa, Inc. and MJM Designer Shoes of Texas, Inc., both of which are business corporations organized under the laws of the State of Texas and are subject to the provisions of the Texas Business Corporation Act.

2. Annexed hereto as Annex A and made a part hereof is the Plan of Merger for merging MJM Designer Shoes of North Mesa, Inc. with and into MJM Designer Shoes of Texas, Inc. as approved by the directors and shareholders of the said constituent corporations.

3. The number of shares of MJM Designer Shoes of North Mesa, Inc. which were outstanding at the time of approval of the Plan of Merger by its shareholders is 1,000, all of which are of one class.

4. The approval of the Plan of Merger by the shareholders of MJM Designer Shoes of North Mesa, Inc. was by written consent, which has been given in accordance with the provisions of Articles 9.10 of the Texas Business Corporation Act, and any Written notice required by that Article has been given.

5. The number of shares of MJM Designer Shoes of Texas, Inc. which were outstanding at the time of the approval of the Plan of Merger by its shareholders is 1,000, all of which are of one class.

6. The approval of the Plan of Merger by the shareholders of MJM Designer Shoes of Texas, Inc. was by written consent, which has been give in accordance with the provisions of Article 9.10 of the Texas Business Corporation Act, and any written notice required by that Article has been given.

7. MJM Designer Shoes of Texas, Inc. will continue to exist as the surviving corporation under its present name pursuant to the provisions of the Texas Business Corporation Act.

8. The surviving corporation will be responsible for the franchise taxes of MJM Designer Shoes of North Mesa, Inc. and will be obligated to pay those taxes if not timely paid.

9. The merger herein provided for shall be effective at 12:01 am on April 2,2006.

In Witness Hereof, the undersigned constituent corporations have executed these Articles of Merger as of this 20th day of March 2006.

MJM DESIGNER SHOES OF NORTH MESA, INC.

By:	/s/ Paul Tang
Its Secretary

MJM DESIGNER SHOES OF TEXAS, INC.

By:	/s/ Paul Tang
Its Secretary

Annex A

Plan of Merger

PLAN OF MERGER approved on March 20, 2006 by MJM Designer Shoes of North Mesa, Inc., a corporation of the Slate of Texas, and by resolution adopted by its Board of Directors on said date, and approved on March 20, 2006 by MJM Designer Shoes of Texas, Inc., a corporation of the State of Texas, and by resolution adopted by its Board of Directors on said date.

MJM Designer Shoes of North Mesa, Inc., and MJM Designer Shoes of Texas, Inc. shall, pursuant to the provisions of the Texas Business Corporation Act, be merged with and into a single corporation, to wit, MJM Designer Shoes of Texas, Inc, which shall be the surviving corporation upon the effective date of the merger and which is sometimes hereinafter referred to as the “surviving corporation,” under its present name pursuant to the provisions of the Texas Business Corporation Act. The separate existence of MJM Designer Shoes of North Mesa, Inc. which is sometimes hereinafter referred to as the “terminating corporation,” shall cease upon said effective date in accordance with the provisions of said Texas Business Corporation Act.

The articles of incorporation of the surviving corporation upon the effective date of the merger shall be the articles of incorporation of said surviving corporation and shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Texas Business Corporation Act.

The present bylaws of the surviving corporation will be the bylaws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Texas Business Corporation Act.

The directors and officers in office of the surviving corporation upon the effective date of the merger shall be the members of the first Board of Directors and the officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

Each issued share of the terminating corporation shall, upon the effective date of the merger and without my action on the part of the holders of the termination corporations’ stock, each share of the terminating corporation’s stock which is held immediately prior to the merger shall be canceled and extinguished. The issued shares of the surviving corporation shall not be converted in any manner, but each share which is issued as of the effective date of the merger shall continue to represent one issued share of the surviving corporation.

The Plan of Merger herein made and approved shall be submitted to the shareholders of the terminating corporation and of the surviving corporation for their approval or rejection in the manner prescribed by the provisions of the Texas Business Corporation Act.

In the event that the Plan of Merger shall have been approved by the shareholders of the terminating corporation and of the surviving corporation in the manner prescribed by the provisions of the Texas Business Corporation Act, the terminating corporation and the surviving corporation hereby stipulate that they will cause to be executed and fled and/or recorded any document or documents prescribed by the laws of the State of Texas, and that they will cause to be performed all necessary acts therein and elsewhere effectuate the merger.

The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file and/or record any and all instruments, papers and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or for the merger herein provided for.